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As filed with the Securities and Exchange Commission on August 4, 2005

Registration No. 333-108212

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 3
TO
FORM S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

REGAL ENTERTAINMENT GROUP
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	02-0556934 (I.R.S. Employer Identification No.)

7132 Regal Lane,
Knoxville, Tennessee 37918
(865) 922-1123
(Address, Including Zip Code, and Telephone Number,
Including Area Code, of Registrant's Principal Executive Offices)

Peter B. Brandow, Esq.
Executive Vice President and General Counsel
7132 Regal Lane,
Knoxville, Tennessee 37918
(865) 922-1123
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies to:
Christopher J. Walsh, Esq.
Hogan & Hartson L.L.P.
1200 Seventeenth Street, Suite 1500
Denver, Colorado 80202
(303) 899-7300

        Approximate date of commencement of proposed sale to the public: Not Applicable.

        If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

        If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or reinvestment plans, check the following box. ☐

        If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

DEREGISTRATION OF UNSOLD SECURITIES

        On May 28, 2003, Regal Entertainment Group (the "Company") issued $240,000,000 of 3 3/4% Senior Convertible Notes due 2008 (the "Notes") in a private placement. On August 26, 2003 Regal Entertainment Group (the "Company") filed a Registration Statement on Form S-3, Registration No. 333-108212 (the "Registration Statement"), covering the registration for resale of the Notes and the Class A common stock issuable upon conversion of the Notes.

        This Post-Effective Amendment No. 3 to the Registration Statement is being filed to remove from registration the remaining unsold principal amount of the Notes and Class A common stock issuable upon conversion of the Notes covered by the Registration Statement. The Registration Statement is hereby amended, as appropriate, to reflect the removal from registration of such Notes and Class A common stock.

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SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Knoxville, State of Tennessee on this 4th day of August, 2005.

REGAL ENTERTAINMENT GROUP
By:	/s/ PETER B. BRANDOW Name: Peter B. Brandow Title: Executive Vice President and General Counsel

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement on Form S-3 has been signed on by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

* Michael L. Campbell	Director, Chairman and Chief Executive Officer (Principal Executive Officer)	August 4, 2005
* Amy E. Miles	Chief Financial Officer (Principal Financial and Principal Accounting Officer)	August 4, 2005
* Philip Anschutz	Director	August 4, 2005
* Thomas D. Bell, Jr.	Director	August 4, 2005
Lewis W. Coleman	Director	August 4, 2005
* Alfred C. Eckert, III	Director	August 4, 2005
* Stephen A. Kaplan	Director	August 4, 2005

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* Craig D. Slater	Director	August 4, 2005

*By:	/s/ PETER B. BRANDOW Peter B. Brandow Attorney-in-fact	August 4, 2005

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DEREGISTRATION OF UNSOLD SECURITIES
SIGNATURES